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                                                                    EXHIBIT 2.4

                                    April 29, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated April 26, 1998 by and between Bright Horizons, Inc. and CorporateFamily Solutions, Inc., which is an exhibit to the Registrant's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Registrant hereby agrees to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Merger Agreement omitted from the copy of such agreement filed as an exhibit to the Current Report.

                                    Very truly yours,

                                    BRIGHT HORIZONS, INC.


                                    By: /s/ Elizabeth J. Boland
                                       ------------------------
                                       Elizabeth J. Boland
                                       Chief Financial Officer